                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549


                                FORM 8


          AMENDMENT OF CURRENT REPORT PURSUANT TO SECTION 13 OR
            15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934


                Date of This Report:  March 15, 1996

             Amendment of Form 8-K dated January 15, 1996


                 SERVICEMASTER LIMITED PARTNERSHIP
       (Exact name of registrant as specified in its charter)




         	Delaware                     	1-9378	                36-3497008
(State or other jurisdiction    	(Commission File Number)  	(I.R.S. Employer
of incorporation or organization)                          dentification Number)

One ServiceMaster Way, Downers Grove, Illinois              60515
	(Address of principal executive offices)                	(Zip Code)

                              	(708) 271-1300
             	(Registrant's telephone number, including area code)

              Item 7. Financial Statements & Exhibits
              ---------------------------------------

In December, 1995, the Partnership issued 18,107,143 unregistered Partnership shares, representing approximately 19% of the adjusted total number of shares outstanding, in exchange for WMX Technologies, Inc.'s
(WMX) 27.76% ownership interest in ServiceMaster Consumer Services
L.P. WMX also received a five year option to purchase an additional 1,250,000 shares at $33.00 per share. The unregistered shares and the option include a number of voting and trading restrictions, including significant limitations on open market sales, with the Partnership retaining a right of first refusal. WMX also agreed not to initiate any action that would increase its ownership interest in the Partnership to more than 21%.

At the time of the acquisition of WMX's minority interest in ServiceMaster Consumer Services L.P., it was impracticable to provide the required pro forma financial information as part of the Registrant's Form 8-K dated January 15, 1996 which covered such acquisition.

The required pro forma financial information are now available and are filed herewith under cover of this Form 8.


Item 7(b). Pro Forma Financial Information                       	Page 3
------------------------------------------

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Item 7(b). Pro Forma Financial Information:
-------------------------------------------

The following tables set forth the Partnership's pro forma consolidated statement of income for the year ended December 31, 1995 and the pro forma consolidated statement of financial position as of December 31, 1995. The "Pro Forma Adjustments" reflected in the Pro Forma
Consolidated Statement of Income give effect to the transaction and the related purchase accounting adjustments as if the transaction had occurred on January 1, 1995. Since the transaction was completed on December 31, 1995, its effects are already included in the historical December 31, 1995 balances in the accompanying Pro Forma Consolidated Statement of Financial Position and no pro forma adjustments are necessary.

The Pro Forma Financial Information does not purport to represent what the Partnership's results of operations for the year ended
December 31, 1995 would actually have been had the acquisition in fact occurred at the beginning of the fiscal year indicated or to project the Partnership's financial position or results from operations for any future date or period. The transaction involved the issuance of a fixed number of Partnership shares in exchange for WMX's minority ownership interest in the Partnership's Consumer Services subsidiary, the earnings of which have been increasing rapidly and are expected to continue to increase in the future. In addition, as required by the related rules of presentation, the Pro Forma Financial Information does not anticipate any of the potential benefits which could be realized from new strategic and cross-marketing initiatives between ServiceMaster and WMX.

The transaction will be accounted for under the "purchase" method of accounting. The pro forma adjustments are based upon currently available information and certain assumptions which the Partnership believes are reasonable in the circumstances. The preliminary purchase price allocations are subject to modifications during 1996 as additional valuation and other information becomes available, although any such modifications are not expected to be material. The tables and accompanying notes should be read in conjunction with the Partnership's historical financial statements and the related notes thereto.


                   ServiceMaster Limited Partnership
              Pro Forma Consolidated Statement of Income
             (In thousands, except per share information)


                    Year ended December 31, 1995


                                                       Pro Forma         ServiceMaster
                                 ServiceMaster        Adjustments          Pro Forma
                                   Historical         (Unaudited)         (Unaudited)
                                   ----------         -----------         -----------
Operating Revenue              $     3,202,504      $                  $      3,202,504


Operating Costs and Expenses:
Cost of services rendered
 and products sold                   2,486,292                                2,486,292
Selling and administrative
 expenses                              464,345               5,875  A           470,220
                                --------------       -------------       --------------

Total operating costs and
 expenses                            2,950,637               5,875            2,956,512
                                --------------       -------------       --------------

Operating Income                       251,867              (5,875)             245,992

Non-operating Expense (Income):
Interest expense                        35,855                 205  B            36,060
Interest income                         (7,310)                                  (7,310)
Minority interest                       45,715             (37,099) C             8,616
                                --------------        ------------       --------------

Income before Income Taxes             177,607              31,019              208,626

Provision for income taxes               5,588                                    5,588
                                --------------        ------------       --------------

Net Income                     $       172,019       $      31,019      $       203,038
                                ==============        ============       ==============

Partnership shares outstanding          79,313              18,107  D            97,420

Net Income Per Share           $          2.17                          $          2.08
                                ==============                           ==============


                        SERVICEMASTER LIMITED PARTNERSHIP
               Notes to Pro Forma Consolidated Statement of Income
                          Year Ended December 31, 1995


The pro forma adjustments to the historical income statement have been computed assuming the transaction was consummated at the beginning of the year. Pro forma adjustments consist of:

A.	The Partnership shares issued in the transaction were recorded based upon the average market price of the Partnership's unrestricted and fully traded shares at the time the transaction was agreed to and announced, adjusted to reflect the significant voting, trading and other restrictions on the shares issued to WMX. The valuation of the restricted shares was determined in part based on a review performed by an international investment banking firm. The transaction resulted in approximately $235 million in intangible assets, primarily tradenames and goodwill, which are amortized on a straight line basis over forty years.

B.	Interest expense consists of the interest cost related to the dividends due on the Partnership shares issued in the transaction. This expense is partially offset by the fact that other distributions that would have been made had WMX retained their minority interest in Consumer Services will no longer be required. Interest expense is computed at an average rate of 6.2%.

C.	Reflects the elimination of minority interest expense associated with
   WMX Technologies, Inc.'s prior status as a 27.76% minority partner in ServiceMaster's Consumer Services subsidiary.

D.	Reflects the 18,107,143 shares issued to WMX in exchange for their minority ownership interest in Consumer Services.

                    ServiceMaster Limited Partnership
         Pro Forma Consolidated Statement of Financial Position
                           (In thousands)

                          December 31, 1995


                                        ServiceMaster       Pro Forma       ServiceMaster
                                         Historical        Adjustments        Pro Forma
                                         ----------        -----------        ---------
                                                            (See Note)
Assets

Current Assets:
Cash and marketable securities         $       49,429     $                $       49,429
Accounts and notes receivable, net            243,649                             243,649
Inventories                                    40,583                              40,583
Prepaid expenses and other assets              59,578                              59,578
                                        -------------      ------------     -------------
Total current assets                          393,239                             393,239
                                        -------------      ------------     -------------

Property and Equipment:
   At cost                                    292,283                             292,283
   Less: accumulated depreciation             146,431                             146,431
                                        -------------      ------------     -------------
       Net property and equipment             145,852                             145,852
                                        -------------      ------------     -------------

Trade names, goodwill, and other, net       1,021,050                           1,021,050
Notes receivable, long-term
    securities, and other assets               89,749                              89,749
                                        -------------      ------------     -------------

Total assets                           $    1,649,890     $                $    1,649,890
                                        =============      ============     =============


Liabilities And Shareholders' Equity

Current Liabilities:
Accounts payable                       $       50,456     $                $       50,456
Accrued liabilities                           193,799                             193,799
Deferred revenues                             115,244                             115,244
Current portion of
  long-term debt and obligations               13,431                              13,431
                                        -------------      ------------     -------------
Total current liabilities                     372,930                             372,930
                                        -------------      ------------     -------------

Long-Term Debt                                411,903                             411,903
Other Long-Term Obligations                   105,700                             105,700
Commitments and Contingencies

Minority and General Partners' Interest        12,697                              12,697

Shareholders' Equity                          746,660                             746,660
                                        -------------      ------------     -------------

Total liabilities and
     shareholders' equity              $    1,649,890     $                $    1,649,890
                                        =============      ============     =============

Note:  Since the transaction was consummated on December 31, 1995, its effects have already been reflected in the historical balance sheet on that date, and no pro forma adjustments are required.  The transaction resulted in an increase in shareholders' equity of $356 million, an increase in intangible assets of $235 million, and a decrease in minority interest liability of $121 million.

                                  6

                              SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned thereunto duly authorized.

                            		SERVICEMASTER LIMITED PARTNERSHIP
                                       	(Registrant)

                            		By s/Ernest J. Mrozek
                                 -------------------
                              		Ernest J. Mrozek
                              		Senior Vice President & Chief Financial Officer
                              		(Principal Financial Officer)

                            		Date: March 15, 1996


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